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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Taleo Corporation on Form S-1 of our report dated March 31, 2004, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 31, 2004